Exhibit 99.1

AMRI to Acquire Aptuit Drug Product Development and Aseptic Clinical Manufacturing Businesses

- Significantly Expands AMRI’s Analytical Services Capabilities and Extends Drug Product
Development Services to include Sterile Injectable Formulation Development -

Albany, NY (January 9, 2015) – AMRI (NASDAQ: AMRI) today announced that it has acquired the outstanding equity interests of Aptuit’s Glasgow, UK business and has entered into a definitive agreement to acquire Aptuit’s SSCI/West Lafayette, Ind. business for total consideration of $60 million, expanding AMRI’s drug product development and aseptic clinical manufacturing capabilities. Servicing more than 250 customers a year, SSCI has an industry-leading reputation for solving difficult drug substance and formulated drug product challenges and is an expert in solid-state chemistry and analytical services. In addition, Aptuit’s Glasgow facility will extend AMRI’s capabilities platform to include sterile injectable drug product formulation and clinical stage manufacturing.

“We are very pleased to acquire these two facilities from Aptuit, which will further AMRI’s expertise in drug product development and aseptic manufacturing services, two areas of our business where we are seeing the fastest level of growth,” said William S. Marth, AMRI’s president and chief executive officer. “Analytical Services sits at the interface of API and Drug Product, providing critical support for all aspects of pharmaceutical development and manufacturing. The West Lafayette team brings extensive material science knowledge and technology and will expand our capabilities in analytical testing to include peptides, proteins and oligonucleotides.

Aptuit’s Glasgow operation strengthens our front end formulation expertise in our sterile injectable business, further extending our parenteral offerings and providing customers a single source to address their sterile fill/finish needs from formulation complete to commercial supply,” continued Mr. Marth. “In addition, having a Glasgow base of operations provides us with an expanded footprint and customer base in Europe for our parenteral offerings, furthering one of our strategic goals.”

Under terms of the agreement, AMRI has paid $24 million for the Glasgow business. Subject to certain closing conditions, AMRI will pay the remaining $36 million for the West Lafayette business and will assume certain liabilities related to that subsidiary. AMRI expects to complete the transaction early in the first quarter of 2015. AMRI is financing the transaction with cash on hand and borrowings under its expanded $75 million revolving credit facility. The Aptuit businesses are expected to contribute $25 to $30 million to AMRI’s revenue and $5 to $7 million to adjusted EBITDA in 2015, implying a purchase price multiple of two times 2015 revenue at the top end of the range.

The company anticipates the acquisition will be accretive to full year 2015 adjusted earnings and intends to provide investors with updated 2015 guidance for the combined company when it releases its fourth quarter and full year 2014 financial results in February 2015.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as EBITDA, which is adjusted to exclude, among other things, the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the company's performance, especially when comparing such results to prior periods or forecasts. Non-GAAP results also allow investors to compare the company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Aptuit West Lafayette and Glasgow projected 2015 EBITDA is only provided on a non-GAAP basis. It is not feasible to provide reconciliation to the most comparable projected U.S. GAAP measure because the excluded items are difficult to predict and estimate and are primarily dependent on future events.

Conference Call and Webcast
AMRI will hold a conference call at 8:30 a.m. ET on January 9, 2014 to discuss the transaction. The conference call can be accessed by dialing (866) 208-5728 (domestic calls) or (224) 633-1279 (international calls) at 8:20 a.m. ET and entering passcode 59823878. A live webcast with slides will also be available and can be accessed on the company’s website at www.amriglobal.com. A replay of the conference call can be accessed for 24 hours at (855) 859-2056 (domestic calls) or (404) 537-3406 (international calls) and entering passcode 59823878. Replays of the webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at http://ir.amriglobal.com.

About AMRI

Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business segments include Discovery and Development Services (DDS), Active Pharmaceutical Ingredients (API), and Drug Product Manufacturing. Our DDS segment provides comprehensive services from hit identification to IND, including expertise with diverse chemistry, library design and synthesis, in vitro biology and pharmacology, drug metabolism and pharmacokinetics, as well as natural products. API Manufacturing supports the chemical development and cGMP manufacture of complex API, including potent, controlled substances, biologics, peptides, steroids, and cytotoxic compounds. Drug Product Manufacturing supports pre-clinical through commercial scale production of complex liquid-filled and lyophilized parenteral formulations. For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the acquisition of the Aptuit businesses, the projected revenue and non-GAAP EBITDA of the Aptuit businesses, the potential synergies associated with the transaction, the potential impact on AMRI’s operations and financial results, and statements made by the company’s chief executive officer. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, the ability of the company to effectively integrate the Aptuit businesses; possible negative impacts to the revenue expected to be received by the Aptuit businesses following the closing of the transaction; trends in pharmaceutical and biotechnology companies’ outsourcing of chemical research and development, including softness in these markets; sales of Allegra® and the impact of the “at-risk” launch of generic Allegra®, the OTC conversion of Allegra® and the generic and OTC sales of Allegra in Japan on the company’s receipt of significant royalties under the Allegra® license agreement; the success of the sales of other products for which the company receives royalties; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate past or future acquisitions and make such acquisitions accretive to the company’s business model; the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it; the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on March 17, 2014, and the company's other SEC filings. The Aptuit revenue and EBITDA, and other forward looking information offered by senior management today represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Contacts:

Investors – Patty Eisenhaur, AMRI Investor Relations, 518-512-2936
Media: Gina Rothe, AMRI Communications, 518-512-2512